UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2009
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement

On November 5, 2009, Uranium Energy Corp. (the "Company") entered into an option agreement (the "Option Agreement") with Neutron Energy, Inc. ("Neutron"), a Nevada corporation, granting Neutron the exclusive option (the "Option") to purchase and acquire certain Option Property (as defined below) for a cash payment of US$11,000,000. In order to exercise its Option, Neutron must give the Company written notice of its intention to exercise the Option by December 31, 2009. If Neutron does not provide the Company with such written notice of exercise by such date, the Option shall terminate and the Option Agreement shall be of no further force or effect.

As previously disclosed by the Company, the Company and Neutron are parties to a Limited Liability Company Members' Agreement and a Limited Liability Company Operating Agreement (collectively, the "LLC Agreements"), both made as of April 26, 2007, relating to the formation, operation and governance of Cibola Resources LLC (the "LLC") under the Delaware Limited Liability Company Act. Pursuant to the Option Agreement, the Company has granted Neutron the Option to purchase and acquire the Company's ownership interest in the LLC and all other rights, titles and interests of the Company in, to and under the LLC and the LLC Agreements (collectively, the "Option Property").

A copy of the Option Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.
Exhibit	Description
10.1	Option Agreement with Neutron Energy, Inc. dated November 5, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: November 12, 2009.	By: /s/ Amir Adnani Name: Amir Adnani Title: President, Chief Executive Officer and a director

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